Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-277545) of Zentalis Pharmaceuticals, Inc.,
(2) Registration Statement (Form S-8 No. 333-237593) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan,
(3) Registration Statement (Form S-8 No. 333-254506) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan,
(4) Registration Statement (Form S-8 No. 333-266702) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan and the Zentalis Pharmaceuticals, Inc. 2022 Employment Inducement Incentive Award Plan; and
(5) Registration Statement (Form S-8 No. 333-277550) pertaining to the Zentalis Pharmaceuticals, Inc. 2020 Incentive Award Plan and the Zentalis Pharmaceuticals, Inc. 2022 Employment Inducement Incentive Award Plan;

of our report dated March 26, 2025, with respect to the consolidated financial statements of Zentalis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Zentalis Pharmaceuticals, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Diego, California
March 26, 2025